BIG SKY PRODUCTIONS, INC AND NITRO HEAT, LLC
NOTES TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On October 1, 2013, Big Sky Productions, Inc., a Nevada Corporation, (“BGSI”) acquired 100% of the membership interests of Nitro Heat, LLC., a California Limited Liability Corporation, (“Nitro”) in exchange for a total of 20,000,000 restricted shares of BGSI’s common stock.  The Company issued 20,000,000 shares upon closing of acquisition.

The unaudited pro forma financial statements have been developed from the audited records of BGSI for the year ended June 30, 2013 and the unaudited records of Nitro for the year ended June 30, 2013.

The unaudited pro forma financial statements for the three months ended September 30, 2013 was have been developed from the unaudited records of BGSI for the three months ended September 30, 2013 and the unaudited records of Nitro for the three months ended September 30, 2013.

The unaudited pro-forma condensed consolidated statement of operations is based upon the historical financial statements of BGSI and Nitro, after giving effect to the acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities, equity, operations and retained earnings of BGSI.
(2)	Issuance of the 20,000,000 shares of BGSI in exchange for 100% of the membership interests in Nitro.

BIG SKY PRODUCTIONS, INC.
NITRO HEAT, LLC
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Big Sky Productions, Inc.	Nitro Heat, LLC	Pro Forma		Pro Forma Big Sky Productions,
	June 30, 2013	December 31, 2012	Adjustments		Inc.
ASSETS
Current assets:
Cash	$‐	$2,084	$‐		$2,084
Accounts receivable	‐	‐	‐		‐
Inventory	‐	14,738	‐		14,738
Total current assets	‐	16,822	‐		16,822

Equipment, net of accumulated depreciation	463	23,732	(463	)(1)	23,732

Total assets	$463	$40,554	$(463)		$40,554

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank overdraft	$120	$4,356	$(120	)(1)	$4,356
Accounts payable and accrued liabilities	44,823	‐	(44,823	)(1)	‐
Notes payable, related party, net of discount of $913	12,432	‐	(12,432	)(1)	‐
Total current liabilities	57,375	4,356	(57,375)		4,356

Stockholders' equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 32,063,381 issued and outstanding	12,063	4,074	15,926	(1)	32,063
Additional paid in capital	83,413	‐	(111,402	)(1)(2)	(27,989)
Accumulated deficit	(152,388)	32,124	152,388	(1)	32,124
Total stockholders' equity	(56,912)	36,198	56,912		36,198

Total liabilities and stockholders' equity	$463	$40,554	$(463)		$40,554

BIG SKY PRODUCTIONS, INC.
NITRO HEAT, LLC
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

	Big Sky Productions, Nitro Heat, Inc.	Nitro Heat, LLC
	For the year ended June 30, 2013	For the year ended June 30, 2013	Pro‐Forma Adjustments		Pro‐Forma Consolidated

Revenue	$12,213	$652,809	$(12,213	)(1)	$652,809
Cost of sales	6,883	340,037	(6,883	)(1)	340,037

Gross profit	5,330	312,772	(5,330)		312,772

Operating expenses:
Depreciation and amortization	5,016	2,603	(5,016	)(1)	2,603
Promotional and marketing	‐	5,419	‐		5,419
Consulting	‐	‐	‐		‐
Share based compensation	‐	‐	‐		‐
Software and internet costs	‐	‐	‐		‐
Salaries, wages and benefits	‐	‐	‐		‐
Professional fees	3,290	3,798	(3,290	)(1)	3,798
Travel	‐	28,516	‐		28,516
Research and development	‐	82,990	‐		82,990
General and administrative expenses	2,544	(2,534)	(2,544	)(1)	(2,534)
Total expenses	10,850	120,792	(10,850)		120,792

Net operating (loss)	(5,520)	191,980	5,520		191,980

Other expense:
Interest income	‐	20	‐		20
Other income	500	‐	(500	)(1)	‐
Interest expense	(833)	‐	833	(1)	‐
Total other expense	(333)	20	333		20

Net (loss) before provision for income tax	(5,853)	192,000	5,853		192,000

Provision for income taxes	‐	‐	‐		‐

Net (loss)	$(5,853)	$192,000	$5,853		$192,000

BIG SKY PRODUCTIONS, INC.
NITRO HEAT, LLC
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

		Big Sky
		Productions,	Nitro Heat,
		Inc.	LLC
		For the three months ended	For the three months ended		Pro‐Forma		Pro‐Forma
		September 30, 2013	September 30, 2013		Adjustments		Consolidated

Revenue	$	‐	$392,589	$	‐		$392,589
Cost of sales		‐	236,549		‐		236,549

Gross profit		‐	156,040		‐		156,040

Operating expenses:
Depreciation and amortization		256	1,517		(256	)(1)	1,517
Promotional and marketing		‐	3,698		‐		3,698
Consulting		‐	‐		‐		‐
Share based compensation		‐	‐		‐		‐
Software and internet costs		‐	‐		‐		‐
Salaries, wages and benefits		‐	‐		‐		‐
Professional fees		25,432	13,353		(25,432	)(1)	13,353
Travel		‐	26,242		‐		26,242
Research and development		‐	30,034		‐		30,034
General and administrative expenses		3,292	53,911		(3,292	)(1)	53,911
Total expenses		28,980	128,755		(28,980)		128,755

Net operating (loss)		(28,980)	27,285		28,980		27,285

Other expense:
Interest income		‐	14		‐		14
Other income		788	‐		(788	)(1)	‐
Interest expense		(115)	‐		115	(1)	‐
Total other expense		673	14		(673)		14

Net (loss) before provision for income tax		(28,307)	27,299		28,307		27,299

Provision for income taxes		‐	‐		‐		‐

Net (loss)		$(28,307)	$27,299		$28,307		$27,299